Exhibit 24
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned, in the undersigned’s capacity as a director of A Wilhelmsen AS (the “Company”) hereby constitutes and appoints each of Jason T. Liberty and Bradley H. Stein, each acting individually, as the Company’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the Company to:

(1) execute for and on behalf of the Company, in the Company’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of Royal Caribbean Cruises Ltd. (“RCL”), Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act;

(2) do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and stock exchange or similar authority;

(3) take any other action of any type whatsoever in connection with the foregoing  which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of , or legally required by, the Company, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The Company hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The Company acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) neither RCL nor either of such attorneys-in-fact assumes (i) any liability for the Company’s responsibility to comply with the requirements of the

Exchange Act, or (ii) any liability of the Company for any failure to comply with such requirements.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Forms 3, 4 and 5 with respect to the Company’s holdings of the transactions in securities issued by RCL, unless earlier revoked by the Company in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this 25 day of August 2020.

A WILHELMSEN AS

Signature: /s/ SIGURD THORVILDSEN
Name:   Sigurd Thorvildsen
Title:     CEO